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                                                                EXHIBIT 99.15


                      FORBEARANCE AND REPAYMENT AGREEMENT


         FORBEARANCE AND REPAYMENT AGREEMENT, dated as of January 30, 1998 (the "Forbearance Agreement"), by and among The Cerplex Group, Inc., a Delaware corporation ("Company"), Aurora Electronics, Inc. ("Purchaser") and Citibank, N.A. (the "Holder"). Capitalized terms used and not otherwise defined herein shall have the meaning given such terms in that certain Credit Agreement dated as of October 12, 1994, by and among Company, as Borrower, the lenders listed therein, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent, as amended to date (as so amended, the "Credit Agreement").

         WHEREAS, pursuant to the Credit Agreement, the Lenders (and their successors in interest, from time to time) made loans (the "Loans") to Company and the Holder has succeeded to all right, title and interest in the Loans, the outstanding principal amount of and accrued and unpaid interest on which, as of the date hereof, are set forth in Exhibit A hereto;

         WHEREAS, as of the date hereof, the Holder also holds warrants ("Warrants") to purchase Company Common Stock, the number of which are set forth on Exhibit A hereto;

         WHEREAS, Company and Purchaser and certain affiliates of Purchaser are negotiating an Agreement and Plan of Merger (the "Merger Agreement") which contemplates, among other things, a merger of Company and a wholly-owned subsidiary of Purchaser (the "Merger"), a loan by Purchaser to Company of not less than $2,000,000 (which loan shall be evidenced by a Note Purchase Agreement of even date with the Merger Agreement (the "Note Purchase Agreement")) and a recapitalization of Company, including the repayment of the Loans and cancellation of the Warrants pursuant to the terms hereof; and

         WHEREAS, as a condition to the Purchaser and Company continuing to negotiate the Merger Agreement and entering into the Merger Agreement, Company and the Purchaser desire that the Holder agree, and in order to induce the Purchaser and Company to continue such negotiations and so enter into the Merger Agreement, the Holder has agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                  REPAYMENT OF LOAN; CANCELLATION OF WARRANTS

         1.1 Repayment of Loans. Subject to the terms and conditions of this Agreement, in the event that the Merger Agreement and the Note Purchase Agreement are executed by the respective parties to such agreements on or prior to January 31, 1998, Company shall have






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received cash proceeds in an amount equal to at least $2,000,000 on or prior to
February 2, 1998 ("Step 1"), funds in an amount not less than $2,000,000 are transferred on or prior to February 2, 1998 by Purchaser to Company pursuant to the Note Purchase Agreement and payment of the Purchase Price (as defined below) is made on or prior to April 30, 1998, Company agrees to pay, and the Holder agrees to accept, as full repayment of the outstanding principal amount of the Loans under the Credit Agreement and as full consideration for cancellation of the Warrants an amount equal to the sum of (i) 98.5% of the outstanding principal amount of the Loans as of the Closing Date, plus (ii) all accrued and unpaid interest thereon as of the Closing Date, plus (iii) all accrued and unpaid fees, expenses and other amounts payable under the Credit Agreement as of the Closing Date, including, without limitation, the $62,500 final installment of the restructure fee and the $200,000 amendment fee (the "Purchase Price"). In the event that Step 1 does not occur on or prior to January 31, 1998 or in the event the Purchase Price is not paid on or prior to April 30, 1998, this Agreement shall be of no further force and effect. The Purchase Price shall be payable in cash in immediately available funds.

         1.2 Effect of Purchase. Upon payment of the Purchase Price, all commitments to lend under the Credit Agreement shall terminate and all of the Holder's Warrants shall be cancelled. In addition, all other rights of the Holder with respect to Company, other than those rights that by their express terms survive the termination of the commitments under the Credit Agreement, shall be terminated, including but not limited to, the Holder's rights under
(i) that certain Registration Rights Agreement dated as of November 19, 1993, by and among Company, the investors listed on Schedule A thereto and the security holders of Company listed on Schedule B thereto, as amended to date (as so amended, the "Registration Rights Agreement"); and (ii) the Credit Agreement.

         1.3 Time and Place of Closing. The closing of the transactions contemplated hereunder (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison LLP in Newport Beach, California on April 30, 1998 (the "Closing Date"), or at such other time and place as the parties shall mutually agree upon.

         1.4 Conditions Precedent. The obligations of Holder hereunder are subject to the satisfaction of the following conditions:

                 (a) The Merger Agreement shall be in form and substance reasonably satisfactory to Holder. Holder shall have received a fully executed or conformed copy of the Merger Agreement and the Merger Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Holder to be material.

                 (b) The Purchaser and Company shall have executed the Note Purchase Agreement providing for a loan to Company of an amount equal to at least $2,000,000 on or prior to January 31, 1998, and Company shall have received cash proceeds in an amount equal to at least $2,000,000 on or prior to February 2, 1998, from the issuance of subordinated indebtedness to the Purchaser, in either case pursuant to documentation in form and substance reasonably satisfactory to Holder.





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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Except where specifically indicated that a representation and/or warranty is being given by a specific party, each of the parties represents and warrants to the other parties that as to itself:

         2.1 Organization and Standing. In the case of each of Purchaser and Company, (a) it is a corporation, duly organized and existing under, and by virtue of, the laws of the state of its incorporation and is in good standing under such laws and (b) it has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted, and (c) it is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on its business. In the case of the Holder, (a) it is a national banking association, duly organized under the laws of the United States, and (b) it has the requisite power and authority to own its properties and assets, and to carry on its business as presently conducted.

         2.2 Power. In the case of Purchaser and Company, it has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. In the case of Holder, it has all requisite legal power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

         2.3 Title. In the case of the Holder, it has all right, title and interest in the Loans and the Warrants, free and clear of all encumbrances.

         2.4     All Obligations and Securities.  In the case of the Holder,
(a) other than the Warrants, the Holder does not own, either directly or indirectly, any securities issued by Company, (b) as of the date hereof, the Loans, accrued interest thereon, fees in an aggregate amount of $200,000 and reimbursement for outstanding attorneys' fees and other amounts (in an aggregate amount equal to approximately $100,000) constitute all amounts owed by Company under the Credit Agreement, and (c) Company has no obligations to the Holder other than obligations arising pursuant to the Registration Rights Agreement, the Warrant Agreement, the Warrants and the Credit Agreement.

         2.5     Absence of Default.

                 (a) As of the date hereof and after giving effect to that certain Seventh Amendment to Credit Agreement and Limited Waiver by and between Company and Holder, there exists no Event of Default or Potential Event of Default under the Credit Agreement.





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                 (b)      Except with respect to the matters disclosed to
Holder prior to the date hereof, all representations and warranties contained in the Credit Agreement and the other Loan Documents are true, correct and complete in all material respects on and as of the date hereof except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                                  ARTICLE III

                            COVENANTS OF THE PARTIES

         3.1 Restriction on Exercise. Until and unless this Agreement has been terminated, the Holder shall not exercise any of its Warrants.

         3.2 Restriction on Transfer. Until and unless this Agreement has been terminated, the Holder shall not, without the prior written consent of Company, offer to sell, sell, contract to sell, or otherwise dispose of any Warrants until and unless the transferee of such Warrants has agreed in writing to be bound by the terms of this Forbearance Agreement, and Company has consented in writing to such transfer (which consent shall not be unreasonably withheld).

         3.3 Confidentiality. The Holder agrees to keep confidential the existence and the terms of this Agreement and any information it obtains, from time to time, regarding the Merger Agreement and the transactions contemplated thereby.

         3.4 Further Assurances. Subject to the conditions to consummation of the Merger set forth in the Merger Agreement, each party agrees to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. If any further action is necessary or desirable to carry out the purposes of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all such action as promptly as practicable.

         3.5 Legal Fees. If, upon payment of the Purchase Price and after payment of any outstanding legal fees to counsel for Holder in connection with this Forbearance Agreement and the transactions contemplated hereby, there is any amount remaining of the funds on deposit with counsel for Holder as required by Section 6.20 of the Credit Agreement, Holder shall cause counsel to Holder to promptly refund to Company the balance of any such amount.

                                   ARTICLE IV

                                 MISCELLANEOUS

         4.1 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate





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counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

         4.2 Termination. This Agreement shall terminate if the Closing does not occur on or before April 30, 1998 and shall be of no further force or effect thereafter.

         4.3 Assignment. Except as set forth in Section 3.2 hereof, this Agreement shall not be assigned by any party by operation of law or otherwise without the prior written consent of each of the other parties hereto.

         4.4 Specific Performance. Each of the parties hereto acknowledges that a breach by it of any agreement contained in this Agreement will cause the other party to sustain damage for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         4.5 Binding Upon Successors. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         4.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to the principles of conflicts of law.










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         IN WITNESS WHEREOF, Company, the Purchaser and the Holder have caused this Agreement to be duly executed as of the date first above written.

                                     THE CERPLEX GROUP, INC.


                                     By:   ____________________________________
                                           Name:
                                           Title:


                                           AURORA ELECTRONICS, INC.


                                     By:   ____________________________________
                                           Name:
                                           Title:


                                           CITIBANK, N.A.


                                     By:   ____________________________________
                                           Name:
                                           Title:













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                                   EXHIBIT A

Credit Agreement Loans

1.       Term Loan (as of 1/30/98):

         Principal Outstanding:            25,320,602.21
         Interest Outstanding:                340,685.19

2.       Revolver Loans (as of 1/30/98):

         Principal Outstanding:             4,886,984.14
         Interest Outstanding:                 68,769.42

Warrants:

WR-9     Issued on August 20, 1997 for 2,137,188 shares of Common Stock














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